March 27, 2025

Better Choice Company Announces Fourth Quarter and Full Year 2024 Financial Results

Fourth Quarter 2024 Revenue Growth of 26% Year-Over-Year to $7.2 million

Fourth Quarter 2024 Loss per Share Improves 97% Year-Over-Year to $(0.50)

Fourth Quarter 2024 Adjusted EBITDA Loss Improves 80% to $(0.7) million Year-Over-Year[1]

Full Year 2024 Loss per Share Improves 100% year-over-year to $(0.10)

Full Year 2024 Adjusted EBITDA Loss Improves 78% year-over-year to $(1.9) million[1]

TAMPA, Fla., March 27, 2025 (GLOBE NEWSWIRE) -- Better Choice Company Inc. (NYSE American: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today announced its results for the fourth quarter and year ended December 31, 2024.

“Our fourth quarter results built on the momentum we saw during the third quarter and exceeded our internal projections across all key financial metrics," commented Chief Executive Officer, Kent Cunningham. "The most encouraging for me was the 26% sales growth in the fourth quarter we achieved year-over-year driven notably by a 32% increase across Chewy and Amazon platforms. Combined with continued year-over-year expansion in our gross margin to 36% for the quarter, this gives us continued confidence in our strategy and our team’s ability to drive sustained, profitable growth going forward.”

Nina Martinez, Chief Financial Officer, also commented, "Our fourth quarter revenue growth achievement year-over-year, along with 80% year-over-year improvement to our adjusted EBITDA loss, reflects our unwavering focus on driving sustainable, profitable growth. In addition to achieving a 36% gross margin, we successfully reduced short-term obligations, generating a $6.2 million gain and transitioning to a healthy working capital position of $7.9 million. These results, combined with four consecutive quarters of improved gross margin and three straight quarters of net loss improvement, strengthen our confidence in our ability to achieve profitability through operational leverage in 2025."

FOURTH QUARTER 2024 FINANCIAL HIGHLIGHTS

- Revenue increased 26% year-over-year to $7.2 million
- Gross margin increased 2,705 basis points year-over-year to 36%

- Net loss improved 90% year-over-year to $(1.6) million
- Loss per share improved 97% year-over-year to $(0.50)
- Adjusted EBITDA loss improved 80% year-over-year to $(0.7) million[1]

FULL YEAR 2024 FINANCIAL HIGHLIGHTS

- Gross margin increased 657 basis points year-over-year to 37%
- $6.2 million gain on extinguishment of debt and accounts payable
- Net loss improved 99% year-over-year to $(0.2) million
- Loss per share improved 100% year-over-year to $(0.10)
- Adjusted EBITDA loss improved 78% year-over-year to $(1.9) million[1]

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2024, cash and cash equivalents were $3.1 million and the Company had $2.4 million of borrowing capacity under its credit facility.

CONFERENCE CALL AND WEBCAST INFORMATION

Better Choice will host a conference call and webcast to discuss fourth quarter 2024 results today at 4:30 PM ET. The dial-in number for the conference call is 1-888-348-8935 or 1-412-317-0454. A live webcast of the conference call will be available by visiting https://viavid.webcasts.com/starthere.jsp?ei=1710449&tp_key=75345a2769, also available on the Company's investor relations website at ir.betterchoicecompany.com.

For interested individuals unable to join the conference call, the webcast replay of the call will be available for 90 days under the ‘Events & Presentations’ section of the Company website by visiting https://ir.betterchoicecompany.com/news-events/events-presentations.

About Better Choice Company Inc.

Better Choice Company Inc. is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Our products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,”

"anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company's risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company Inc.
Kent Cunningham, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com

Better Choice Company Inc.
Consolidated Statements of Operations
(Dollars in thousands, except share and per share amounts)

	Year ended December 31, 2024	2023
Net sales	$ 34,975	$ 38,592
Cost of goods sold	21,986	26,795
Gross profit	12,989	11,797
Operating expenses:		
Selling, general and administrative	18,956	24,444
Impairment of intangible assets	—	8,532
Total operating expenses	18,956	32,976
Loss from operations	(5,967)	(21,179)
Other income (expense):		
Interest expense	(467)	(1,353)
Change in fair value of warrant liabilities	—	(236)
Gain on extinguishment of debt and accounts payable	6,206	—
Other income	69	—
Total other income (expense)	5,808	(1,589)
Net loss before income taxes	(159)	(22,768)
Income tax expense	(9)	(2)
Net loss available to common stockholders	$ (168)	$ (22,766)
Weighted average number of shares outstanding, basic	1,615,487	705,185
Weighted average number of shares outstanding, diluted	1,615,487	705,185
Net loss per share available to common stockholders, basic	$ (0.10)	$ (32.29)
Net loss per share available to common stockholders, diluted	$ (0.10)	$ (32.29)

Better Choice Company Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
Assets		
Cash and cash equivalents	$ 3,066	$ 4,455
Accounts receivable, net	5,371	4,354
Notes receivable	2,211	—
Inventories	3,869	6,611
Prepaid expenses and other current assets	484	812
Total Current Assets	15,001	16,232
Fixed assets, net	138	230
Right-of-use assets, operating leases	64	120
Goodwill	405	—
Other assets	193	155
Total Assets	$ 15,801	$ 16,737
Liabilities & Stockholders' Equity		
Current Liabilities		
Accounts payable	$ 3,137	$ 6,928
Accrued and other liabilities	1,535	2,085
Line of credit	2,414	1,741
Term loan, net	—	2,881
Operating lease liability	62	57
Total Current Liabilities	7,148	15,433
Non-current Liabilities		
Operating lease liability	5	67
Total Non-current Liabilities	5	67
Total Liabilities	7,153	15,500
Stockholders' Equity		
Common Stock, $0.001 par value, 200,000,000 shares authorized, 1,830,097 & 729,026 shares issued and outstanding as of December 31, 2024 and 2023, respectively	2	32
Additional paid-in capital	330,156	324,288
Accumulated deficit	(321,510)	(321,342)
Total Stockholders' Equity	8,648	2,978
Total Liabilities and Stockholders' Equity	$ 15,801	$ 18,478

Better Choice Company Inc.
Non-GAAP Measures

Adjusted EBITDA

We define Adjusted EBITDA to supplement the financial measures prepared in accordance with GAAP. Adjusted EBITDA adjusts EBITDA to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net loss: interest expense, tax expense, depreciation and amortization, share-based compensation, gain on extinguishment of debt and accounts payable, loss on disposal of assets, transaction-related expenses, and other non-recurring expenses.

We present Adjusted EBITDA as it is a key measure used by our management and board of

directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss, gross margin, and our other GAAP results.

The following table presents a reconciliation of net loss, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated (in thousands):

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023
Net loss	$ (1,518)	$ (14,701)	$ (168)	$ (22,770)
Interest (income) expense, net	(69)	433	467	1,353
Income tax expense	6	2	9	2
Depreciation and amortization	30	417	130	1,678
EBITDA	**(1,551)**	**(13,849)**	**438**	**(19,737)**
Share-based compensation	72	157	833	1,775
Impairment of intangible assets	—	8,532	—	8,532
Change in fair value of warrant liabilities	—	1,575	—	236
Loss on disposal of assets	—	1	—	12
Gain on extinguishment of debt and accounts payable	—	—	(6,206)	—
Transaction-related expenses (a)	484	137	1,356	935
Strategic branding initiatives (b)	321	44	423	128
Co-manufacturing partner transition (c)	113	44	113	52
Other single occurrence expenses (d)	(112)	—	1,155	(357)
Adjusted EBITDA	**$ (673)**	**$ (3,359)**	**$ (1,888)**	**$ (8,424)**

(a) Legal fees, professional fees, and other expenses for transaction-related business matters

(b) One-time costs related to marketing agency and design, strategic re-branding initiatives, Elevate® launch, product innovation and reformulations

(c) Single occurrence expenses related to the transition of our largest dry kibble co-manufacturing supplier

(d) One-time items related to employee severance, executive recruitment, other non-recurring professional fees, and insurance claim reimbursements.

BETTER CHOICE COMPANY

Source: Better Choice Company Inc.